Exhibit 10.12D

NOTE: CONFIDENTIAL TREATMENT REQUESTED. EXHIBIT OMITS INFORMATION THAT HAS
      BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                SECOND AMENDMENT
                                       TO
                OSTEOMARK-registered trademark- LICENSE AGREEMENT


         This Second Amendment to Osteomark-registered trademark- License Agreement (this "Second Amendment") is effective as of December 24, 1997, by and between Ostex International, Inc. ("Ostex") and Mochida Pharmaceutical Co., Ltd. ("Mochida").

                                    RECITALS

         A. WHEREAS, Ostex and Mochida are parties to that certain Osteomark-TM-License Agreement, as amended, dated as of August 21, 1992 (the "License Agreement"), pursuant to which Ostex granted a license to Mochida to commercialize the urine-based assay to measure bone resorption in Japan.

         B. WHEREAS, Section 5.2 of the License Agreement established "a flexible pricing formula to enable both Ostex and Mochida to remain profitable while selling Finished Product in the Territory."

         C. WHEREAS, circumstances have changed since the License Agreement was entered into in 1992, to such extent that: first, Mochida's cost of manufacturing Osteomark microtiter kits is now established, and such cost is significantly higher than was anticipated in 1992; second, the Japanese government control of the national health care system has shifted toward deregulation, thereby disrupting the reimbursement pricing system upon which the original pricing formula was based; and third, Mochida requires stable circumstances during the initial stage of the Osteomark product launch to avoid cost, supply, packaging and quality control problems.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the License Agreement is amended as follows:

                                    AGREEMENT

         1. Exchange Rate. Section 4.8 of the License Agreement is hereby amended to read in its entirety as follows:

                  4.8 Exchange  Rate.  All monies due Ostex under this Agreement shall be paid in United States Dollars. The parties agree that the prices stated in Yen in this Agreement are based on an exchange rate of (Y)115:$1. The parties agree that they will share equally the risk of fluctuations in the exchange rate. To this end, the prices stated in this Agreement will be paid in United States Dollars at the exchange rate determined in accordance with the following formula:

                                            AER  =  115  +  (ER - 115)
                                                             --------
                                                                2

                      where:

                      AER  =  the Agreed Exchange Rate for converting the
                               stated prices to United States Dollars; and
                      ER   =  the  Exchange  Rate  quoted by the Wall  Street
                               Journal on the date on which Ostex prepares the first draft of the relevant invoice for each shipment (a copy of the relevant page of the Wall Street Journal shall be sent to Mochida with the invoice).

                      Notwithstanding the foregoing, the transfer price for the shipment of Critical Reagents to Mochida under Mochida
                      Order No. MS-970027 shall be converted and paid at the spot exchange rate quoted by the Wall Street Journal on December 3, 1997.

         2. Manufacture and Pricing of Kit Components. Section 5 of the License Agreement is hereby replaced in its entirety by the following new Section 5:

                  5.       Supply of Critical Reagents and Kit Components.

                           5.1 Supply of Critical Reagents. Ostex shall provide to Mochida a supply of the Critical Reagents to be assembled into Finished Products and to be marketed, promoted, sold and distributed by Mochida in accordance with the terms of this Agreement and the relevant quality criteria jointly established by Ostex and Mochida (the "Quality Criteria"). Such Critical Reagents shall be manufactured by Ostex, or by one or more third-party licensees of Ostex at Ostex's responsibility, and shall meet the Quality Criteria.

                           5.2 Manufacture and Supply of Kit Components. Mochida shall transfer the right and responsibility for the manufacture of all components of Finished Products, other than Finished Product labeling and packaging materials, (the "Kit Components") to Ostex by the time to be agreed upon between the parties but no later than December 31, 2000, on the terms and conditions set forth below. Mochida will file applications with and pursue the approval of the applicable Japanese governmental authorities to obtain registrations to import all Kit Components by such date. Such Kit Components shall be manufactured by Ostex, or by one or more third-party licensees of Ostex, and shall meet the Quality Criteria to be agreed between the parties covering Kit
         Components. If or when Mochida requests Ostex to label the Kit Components, Ostex shall accept such request by Mochida at no additional cost, fee or expense in the following way: Ostex shall supply Mochida with specifications for the preparation of labels which can be applied using Ostex machinery, and Mochida shall supply Ostex with labels in Japanese to be applied to such Kit Components. In the event that Mochida finds it difficult to obtain blank label stock meeting Ostex's specifications, then at Mochida's option, Ostex through its vendor, will supply such stock to Mochida, or will print such labels using Mochida's artwork, at Mochida's cost.

                           5.3      Quantity of Critical Reagents and Kit
                                    Components.

                                    (a)     Mochida shall provide to Ostex
         at least sixty (60) days
         prior to the commencement of each calendar quarter, a quarterly forecast of commercial demand for Critical Reagents (or, if applicable, Kit Components) to be imported by Mochida into the Territory during such quarter. Mochida shall deliver to Ostex at least sixty (60) days prior to the expected shipment date a purchase order for a specified quantity of Critical Reagents (or, if applicable, Kit Components).

                                    (b)     Ostex shall deliver to Mochida
         shipments of Critical
         Reagents or Kit Components (once responsibility for manufacturing such Kit Components has been transferred to Ostex) in quantities reasonably necessary to satisfy the commercial demand for Finished Products within the Territory. Ostex and Mochida shall, from time to time as necessary following the commencement of commercial sales, adjust the terms of quantity and delivery to correspond to such commercial demand, in accordance with the quarterly forecasts provided by Mochida pursuant to
         Section 5.3(a) above.

                     NOTE: CONFIDENTIAL TREATMENT REQUESTED

                                    (c)     Notwithstanding the foregoing or
         any other provision of
         this Agreement, it is understood between Ostex and Mochida that, in the event formats other than the current microtiter format for the technology are developed or utilized by the parties, and the delivery of Critical Reagents or Kit Components for such format pursuant to the transfer prices set forth in this Agreement would be less profitable to Ostex, the parties agree that they will renegotiate such transfer prices in good faith. In any event, Ostex shall be under no obligation to supply Critical Reagents or Kit Components to Mochida for a format other than the current microtiter format at a price which is less profitable than the current pricing for the microtiter format.

                           5.4 Price for Critical Reagents and Kit Components. Mochida shall pay for each shipment of Critical Reagents or Kit Components, within sixty (60) days of the date of invoice for such shipment, the amounts set forth below:

                                    (a)     For all Critical Reagents ordered
         by Mochida prior to
         July 6, 1999 (including Mochida's Order No. MS-970027), Mochida shall purchase Critical Reagents at a price of (Y)XXXXXXXX per kit, payable in United States Dollars at the exchange rate set forth in Section 4.8. For orders received by Ostex on or after July 6, 1999, Mochida will purchase quantities of Critical Reagents at a price of (Y)XXXXXXX per kit, payable in United States Dollars at the exchange rate set forth in
         Section 4.8. In the event that Kit Component manufacturing rights have not been transferred to Ostex by December 31, 2000 the parties shall renegotiate the price for Critical Reagents at that time, provided that nothing in this section shall limit Ostex's ability to enforce the provisions of this Agreement regarding such transfer of manufacturing rights.

                                    (b)     On or after the transfer to Ostex
         of responsibility for
         the manufacture of Kit Components, as an alternative to the pricing of Critical Reagents set forth in Section 5.4(a) above, Mochida shall pay to Ostex, for all Kit Components required for each Finished Product, the price set forth in this Section 5.4(b). Such price shall equal
         (Y)XXXXXXX per kit, payable in United States Dollars at the exchange rate set forth in Section 4.8, subject, in addition to any other adjustments provided for herein, to annual adjustments from January 1998 proportionate to one-half of the increase in the U.S. Consumer Price Index (All Urban Consumers) ("CPI"), which adjustment shall occur upon publication of such index on the publication date most closely following each anniversary after January 1998. Ostex shall send Mochida a copy of the publication of such index annually from January, 1998.

                                    (c)     In the event that the average
         price at which Mochida
         sells Finished Product in any calendar year increases more than XX% over the average price at which Mochida sold Finished Product during the preceding year, Mochida shall so notify Ostex, and the parties shall renegotiate in good faith the prices set forth in Section 5.4 (a) and (b) above to allow for an equitable sharing of such increase.

                           5.5 Delivery. Ostex shall deliver each shipment of Critical Reagents and Kit Components F.A.S. carrier (as defined in, or otherwise in accordance with INCOTERMS, in effect at the time of each shipment), in accordance with instructions issued in writing by Mochida with respect to each shipment.

                           5.6 Risk of Loss. The risk of loss with regard to each shipment of Critical Reagents and Kit Components shall pass to Mochida upon delivery thereof to the carrier in accordance with Section
         5.5 above.

                           5.7 Acceptance. Ostex warrants that Critical Reagents and Kit Components supplied by Ostex shall meet the Quality Criteria. Mochida shall inspect shipments of Critical Reagents within sixty (60) days after receipt of Critical Reagents and Kit Components within thirty (30) days after receipt of Kit Components, by Mochida at its factory in Japan, and shall notify Ostex of the results of such inspection within such periods. If Mochida notifies Ostex of any defects in quality within such periods, Ostex shall promptly supply Mochida, free of charge, with Critical Reagents or Kit Components in such amount as to replenish or make good such defects in quality. In the event that there is a shortage in quantity, Ostex will, at its own expense, correct such shortage as soon as possible. In no event shall this Section 5.7 affect the risk of loss specified in Section 5.6 above. For example, without limiting the generality of the foregoing, in the event that a shipment of Critical Reagents or Kit Components is damaged in shipment, Mochida shall bear the loss and damage, and at its discretion shall obtain insurance money covering such loss and damages for its own sake. In this case, if Mochida places with Ostex an additional order to fill the insufficiency of Critical Reagents or Kit Components lost or damaged, Ostex shall be responsible for supplying Mochida with such Critical Reagents or Kit Components as promptly as possible. Pricing for such an additional order for Critical Reagents or Kit Components shall be governed by Schedule 5.7 attached hereto, subject to adjustment from time to time by reasonable agreement of the parties. Both parties shall review this Section 5.7 to determine the practical conditions for the inspection period and acceptance period regarding the shipment of Critical Reagents and Kit Components before first shipment of such materials. Notwithstanding the foregoing, if, after Critical Reagents or Kit Components have been accepted by Mochida, a defect is discovered in the Critical Reagents or the Kit Components which was not reasonably capable of discovery by Mochida during the inspection period, Ostex agrees it will work with Mochida in good faith to resolve such defects in an equitable manner. Further, the parties specifically agree that if or when such defects were caused in the process of the manufacture by Ostex, Ostex shall replenish or make good such defects in the quality at its cost and responsibility.

                           5.8      [This Section Intentionally Deleted]

                  3. Indemnification. Section 15 of the License Agreement is hereby amended to read in its entirety as follows:

                  Mochida shall defend, indemnify, save and hold harmless Ostex and its directors, officers, employees, and agents from all losses, claims, suits, damages, costs, fees and expenses, including without limitation attorneys' fees (hereinafter collectively referred to as the "Loss"), resulting from or arising out of the importation of Critical Reagents or the manufacturing, marketing, sale, or distribution of Finished Product by Mochida, including without limitation any damages, losses or liabilities whatsoever with respect to death or injury to any person or damage to any property. Ostex shall promptly notify Mochida of any Loss for which indemnification is sought hereunder.

                  Further, in the event that the manufacture of Kit Components is transferred to Ostex pursuant to Section 5.2, Ostex shall defend, indemnify, save and hold harmless Mochida and its directors, officers, employees, and agents from any and all Loss resulting from or arising solely out of the manufacturing process of Kit Components by Ostex or its licensees, including without limitation any damages, losses, or liabilities whatsoever with respect to death or injury to any person or damage to any property. Mochida shall promptly notify Ostex of any Loss for which indemnification is sought hereunder.

                  The foregoing indemnification by Ostex shall apply mutatis mutandis as to any and all Loss incurred to Mochida resulting from or arising from the manufacturing process of Critical Reagents by Ostex or its licensees.

                  The indemnification by Mochida provided herein shall not apply if or when such Loss is based on, or caused by, willful misconduct or negligence of Ostex, its licensees or vendors (including their directors, officers or employees). Further, the indemnification by Ostex provided herein shall not apply if or when such Loss is based on willful misconduct or negligence of Mochida, its directors, officer or employees.

         4. Full Force and Effect. This Second Amendment is made pursuant to the License Agreement and shall constitute an integral part thereof. All capitalized terms that are used in this Second Amendment and are not otherwise defined herein are intended to have the meanings assigned to such terms in the License Agreement. Except as specifically amended in this Second Amendment, the License Agreement shall remain in full force and effect in accordance with its terms. DATED as of the date first written above.

OSTEX INTERNATIONAL, INC.                   MOCHIDA PHARMACEUTICAL CO., LTD.


By:      /S/ THOMAS A. BOLOGNA                 By:    EI MOCHIDA
   --------------------------------               -------------------------
      Name:  Thomas A. Bologna                      Name: Ei Mochida Ph.D.
      Its:   President & C.E.O.                     Its:  Chairman

                     NOTE: CONFIDENTIAL TREATMENT REQUESTED


                            OSTEX INTERNATIONAL, INC.
                               SECOND AMENDMENT TO
                           OSTEOMARK LICENSE AGREEMENT

                                  SCHEDULE 5.7

                            KIT COMPONENT PRICE LIST
                       OSTEOMARK, COMPONENT SET, UNLABELED

                                                                                    PRICE
ITEM         DESCRIPTION                                         QTY    UM          in YEN
-------------------------------------------------------------------------------------------------
 1028        PLATE SEALERS                                        1     PD          XXXXXXX
 6036        ANTI. COATED MICROTITER PL., 1PK                     1     EA          XXXXXXX
 6037        1 NM BCE CALIBRATOR,0.5ML FILLED                     1     EA          XXXXXXX
 6038        30 NM BCE CALIBR., 0.5ML FILLED                      1     EA          XXXXXXX
 6039        100NM BCE CALIBRATOR,0.5ML FILL                      1     EA          XXXXXXX
 6040        300 NM BCE CALIBRATOR,0.5ML FILL                     1     EA          XXXXXXX
 6041        1000NM BCE CALIBRATOR,0.5 ML FILL                    1     EA          XXXXXXX
 6042        3000NM BCE CALIBRATOR,0.5ML FILL                     1     EA          XXXXXXX
 6043        ANTIBODY-CONJUGTE,0.5ML, FILLED                      1     EA          XXXXXXX
 6044        CONJUGATE DILUENT, 30ML, FILLED                      1     EA          XXXXXXX
 6045        BUFFERED SUBSTRATE, 30ML, FILLED                     1     EA          XXXXXXX
 6026        CHROMOGEN REAGENT, 0.9ML FILLED                      1     EA          XXXXXXX
 6046        30X WASH CONCENTRATE,125ML, FILLED                   1     EA          XXXXXXX
 6028        STOPPING REAGENT, 25ML FILLED                        1     EA          XXXXXXX
 6047        LEVEL 1 URINE CONTROL,0.5ML,FILLED                   1     EA          XXXXXXX
 6048        LEVEL 2 URINE CONTROL,0.5ML,FILLED                   1     EA          XXXXXXX
                                                          Total                     XXXXXXX


                 CRITICAL REAGENT COMPONENT PRICE LIST
             OSTEOMARK, CRITICAL REAGENT COMPONENT SET

                                                                                    PRICE2            PRICE3
ITEM              DESCRIPTION                                   QTY1    UM          in Yen            in Yen
------------------------------------------------------------------------------------------------------------------
2027            300 pmol/mL NTx in PBS                         TBD    ML           XXXXXXX           XXXXXXX
2007            NTx Concentrate                                TBD    NM           XXXXXXX           XXXXXXX
2023            1H11 - HRP Conjugate Concentrate               TBD    MG           XXXXXXX           XXXXXXX
                                                                     Total         XXXXXXX           XXXXXXX
---------------------------


1 Prices shown are sufficient for manufacture of 1 kit of Finished Product. Units shipped will depend on quantity of finished product ordered and the titre of NTx per lot.
2 Price for orders received by Ostex before July 6, 1999
3 Price for orders received by Ostex on or after July 6, 1999 to December 31,
  2000